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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made this 12th day of November, 1997, by and between FWT, Inc. (the "COMPANY"), and Thomas F. "Fred" Moore (the "EXECUTIVE").

                             PRELIMINARY STATEMENTS

         A. On and subject to the terms and conditions herein provided, the Company desires to retain the services of the Executive in the capacities and with the responsibilities and the titles set forth herein in order to ensure the attention and dedication to the Company of the Executive as the Company's Vice President, all of which the Company's Board of Directors (the "BOARD") believes will be in the best interests of the Company and its stockholders.

         B. The Executive desires to commit himself to so serve the Company.

         C. In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth herein.

         Accordingly, in consideration of these preliminary statements and the respective covenants and agreements of the parties herein contained, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                             STATEMENT OF AGREEMENT

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment on the terms and conditions set forth herein.

         2. Term. The employment of the Executive by the Company shall commence on the date hereof and end on December 31, 2000 (the "TERM"), unless earlier terminated as provided herein.

         3. Positions and Duties. The Executive shall serve as the Vice President of the Company and shall have such additional positions, if any, from time to time as may be assigned to the Executive by the Board. The Executive shall report and be responsible to the Board of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

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         4. Place of Performance. The Company maintains its principal office in
Fort Worth, Texas where Executive shall fulfill his responsibilities hereunder except for required travel in the course of the Company's business.

         5. Compensation and Related Matters.

            (a) Salary. During the term of this Agreement, the Company shall pay to the Executive an annual base salary of Two Hundred Thousand Dollars ($200,000) ("BASE SALARY"), such Base Salary to be payable in accordance with the Company's ordinary payroll practices.

            (b) Bonus. In addition to his Base Salary, the Executive shall be entitled to receive a bonus ("Bonus") computed and payable with respect to each fiscal year ending April 30 (a "Calculation Period") commencing with the Calculation Period ending April 30, 1998, based on the ratio of the Company's actual EBITDA (as defined below) for such Calculation Period to the Targeted EBITDA (as defined below) for such Calculation Period in accordance with the following:

            (i) if Company's actual EBITDA is greater than or equal to seventy-five percent (75%), but less than one hundred percent (100%) of Targeted EBITDA for any Calculation Period, the Executive's Bonus for such Calculation Period shall be a percentage of Executive's Base Salary determined in accordance with the following formula:

                              A=50 + (2 x (B-75%)

           (ii) if Company's actual EBITDA is greater than or equal to one hundred percent (100%), but less than one ten hundred percent (110%) of Targeted EBITDA for any Calculation Period, the Executive's Bonus for such Calculation Period shall be a percentage of Executive's Base Salary determined in accordance with the following formula:

                                A=100+ (B-100%)

           (iii) if Company's actual EBITDA is greater than or equal to one hundred ten percent (110%), but less than one hundred twenty five percent (125%) of Targeted EBITDA for any Calculation Period, the Executive's Bonus for such Calculation Period shall be a percentage of Executive's Base Salary determined in accordance with the following formula:

                            A=110+(1.8333 x (B-110%)


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            (iv)   if Company's actual EBITDA is greater than one hundred twenty five percent (125%) of Targeted EBITDA for any calculation period, the Bonus shall be a percentage of Executive's Base Salary determined in accordance with the following formula:

                               A=137.5 + (B-125%)

            As used in each formula set forth in clauses (i) through (iv) above, "A" equals the percentage of the Executive's Base Salary which is the amount of the Bonus and "B" equals the percentage of Targeted EBITDA actually achieved by the Company for such Calculation Period.

         The Bonus shall be due and payable as soon as practicable following delivery of the Company's financial statements for the Calculation Period for which the Bonus is payable, but in no event later than sixty
         (60) days following the end of the Calculation Period for which the Bonus is payable. Any Bonus to which Executive is entitled under this Agreement shall be payable on the date specified in this paragraph even through the Term or Executive's employment with the Company may terminate prior to the date such Bonus is payable hereunder.

         As used in this Section 6(b), Targeted EBITDA shall mean (i) with respect to the Calculation Period ending April 30, 1998, $21,700,000, and (ii) with respect to each Calculation Period ending thereafter, an amount determined by a majority vote of the Compensation Committee of the Board of Directors of the Company which will consist of Lorenzo Bettino, Edward W. Scott and Roy J. Moore; provided, however, in no event shall the Targeted EBITDA for any Calculation Period exceed the EBITDA target for the same Calculation Period established pursuant to the terms of the Financial Advisory Agreement between the Company and Baker Capital Corp. As used in this Section 5, EBITDA shall mean the consolidated net income for such Calculation Period which would be reflected on a consolidated income statement of the Company for such Calculation Period prepared in accordance with generally accepted accounting principles, (A) plus, the sum of, but without duplication and only to the extent deducted in determining consolidated net income for such period, (1) all income tax expense, (2) all interest expense (including imputed interest with respect to capital leases), (3) all amortization expense, (4) all depreciation expense, (5) all financial advisory fees, management fees, consulting fees, bonuses and similar fees and amounts paid or payable by the Company and its Subsidiaries with respect to such Calculation Period (including without limitation all of the foregoing payable to Baker Communications Fund, L.P.), (6) other non-cash items reducing consolidated net income and (7) any items of extraordinary loss, and (B) minus, any items of extraordinary gain.

            (c) Vehicle Allowance. During the term of Executive's employment hereunder, Executive shall receive from the Company an automobile allowance in the amount of $700.00 per month.

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            (d) Expenses. During the term of the Executive's employment hereunder, the Company shall, upon submission of reasonable documentation of such expense incurrence in accordance with the standard policies and procedures established by the Company, reimburse the Executive for all reasonable expenses incurred by the Executive on the Company's behalf.

            (e) Other Benefits. During the term of the Executive's employment hereunder, the Executive shall be entitled to participate in all of the Executive benefit plans and arrangements available to the most senior executive officers of the Company (including, without limitation, the Company's health insurance, life insurance, dental insurance, long-term disability insurance, 401(k) and cafeteria plans, if any, payment of all country club dues at Woodhaven Country Club (or such other country club selected by Executive). All of such benefits shall be provided in accordance with the practices and policies of the Company in effect with respect to Executive prior to the date of this Agreement. All such benefits which are not provided to other executive officers of the Company generally consist of payment of country club dues, payment of certain life insurance premiums with respect to policies owned by the Executive or his family members and certain health and long-term disability insurance benefits.

            (f) Vacations. The Executive shall be entitled to four weeks of vacation in each calendar year. In addition the Executive shall also be entitled to all paid holidays given by the Company to its senior executives.

            (g) Services Furnished. The Company shall furnish the Executive with office space, secretarial and support staff assistance and such other facilities, equipment, services and resources as shall be reasonably required for the optimal performance of his duties hereunder.

         6. Termination. Prior to the expiration of the Term, the Executive's employment hereunder may be terminated under the following circumstances:

            (a)   Death.  The Executive's death.

            (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness which incapacity cannot be reasonably accommodated, the Executive shall have been absent from his duties hereunder on a full-time basis for an entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which notice may be given before or after the end of such six-month period) Executive shall not have returned to the performance of his duties hereunder on a full time basis.

            (c) Cause. The occurrence of any act constituting "CAUSE." For purposes of this Agreement, "CAUSE" means (i) commission by Executive of a felony, (ii) embezzlement or fraudulent conduct by Executive,
         (iii) willful or wanton, and gross negligence of Executive in the performance of his duties to the Company, or (iv) failure or refusal by Executive to

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         comply in all material respects, within a period of 30 days after notice to Executive, with a lawful and reasonable directive of the Board.

                  (d)      Termination by the Executive.

                           (i) The Executive may terminate his employment
                  hereunder (A) for Good Reason (as defined below) or (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health despite reasonable accommodation therefor, provided that the Executive shall have furnished the Company with a written statement from a qualified physician to such effect and, provided further that, at the Company's request, the Executive shall submit to an examination by a physician or other health professional selected by the Company and such physician or other health professional shall have concurred in the conclusion of the Executive's physician.

                           (ii) For purposes of this Agreement, "GOOD REASON"
                  shall mean, without the Executive's consent, of any of the following:

                           (A)      a change in Executive's title;

                           (B) a material reduction in the nature or status of the Executive's responsibilities;

                           (C) the relocation of the Company's principal executive offices to any place other than Tarrant County, Texas, or the Company's requiring the Executive to perform his duties other than in compliance with Section 4 hereof;

                           (D) (i) FWT Acquisition, Inc. ceases, for any reason, to hold at least seventy percent (70%) of the issued and outstanding capital stock of the Company of every class on a fully diluted basis, (ii) the sale, assignment, transfer or other disposition by the Company and its subsidiaries of substantially all of their assets considered as a whole, (iii) a merger or consolidation involving the Company in which the Company is not the surviving entity, (iv) Baker Communications Fund, L.P. or any affiliate of Baker Communications Fund, L.P. shall cease, for any reason to hold at least seventy percent (70%) of the outstanding capital stock of FWT Acquisition, Inc. of every class on a fully diluted basis, or (v) a merger or consolidation involving FWT Acquisition, Inc. in any transaction in which FWT Acquisition, Inc. is not the surviving entity.

                           (E) any failure by the Company to comply with any material provision of this Agreement.


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                  (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (f) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) hereof (relating to disability), thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) hereof (relating to Cause), the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                  7.       Compensation Upon Termination or During Disability.

                           (a) During any period that the Executive fails to
                  perform his duties hereunder as a result of incapacity due to physical or mental illness, which incapacity cannot be reasonably accommodated, the Executive shall continue to receive all compensation and benefits provided for herein for such period until his employment is terminated pursuant to
                  Section 6(b) hereof, and shall receive the Prorated Bonus (as herein defined) for the portion of the Calculation Period during which his employment is terminated occurring prior to termination. As used herein "PRORATED BONUS" means for any portion of a Calculation Period, the Bonus for such Calculation Period multiplied by a fraction, the numerator of which is the number of days in such portion of such Calculation Period and the denominator of which is 365.

                           (b) If the Executive's employment is terminated
                  pursuant to Section 6(a) or 6(c) hereof then he shall receive no further compensation hereunder after the Date of Termination; provided, that Executive shall receive the Prorated Bonus for the portion of the Calculation Period during which his employment is terminated with respect to the portion of such Calculation Period occurring prior to termination.

                           (c) If the Executive's employment is terminated for
                  any other reason or if the Executive terminates his employment for Good Reason, then he shall receive all compensation and benefits set forth in Section 5 hereof payable as provided herein for the remainder of the Term, including, without limitation, all Bonus.

                           (d) If the Executive's employment is terminated
                  hereunder for any reason or the Company will cause, at the Company's sole expense, a corporate membership to Woodhaven Country Club (or such other country club selected by Executive) to be issued in the name of the Executive.

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         8.       Noncompetition; Nondisclosure.

                           (a) The Executive agrees that he will not engage in
                  any Competitive Activity (as defined below) during any period with respect to which he is receiving payments or benefits of any kind or character from the Company. For purposes of this Section, "COMPETITIVE ACTIVITY" shall mean activity, without the written consent of the Board, consisting of the Executive's participation in the management of or as an Executive of or advisor to any other business operation if such operation (a "COMPETITIVE OPERATION") is then in material competition with a principal business operation of the Company.

                           (b) The Executive agrees not to disclose, while in
                  the Company's employ or during any period with respect to which he is receiving payments or benefits of any kind or character from the Company to any person not employed on a full-time basis by the Company or its affiliates, or not engaged to render services to the Company or its affiliates, except with the prior written consent of an officer authorized to act in the matter by the Board, any proprietary and confidential information obtained by him while in the employ of the Company, provided, however, that this provision shall not preclude the Executive from the use or disclosure of (i) information known generally to the public, (ii) information which was rightfully in the Executive's possession prior to the date hereof, (iii) information rightfully acquired from a third party able to convey it lawfully, (iv) information not generally considered confidential by persons engaged in the business conducted by the Company or (v) information required by law or court order to be disclosed.

                           (c) In the event Executive is terminated without
                  Cause or terminates his employment for Good Reason, Executive may, from and after such date of Termination, elect to no longer receive payment of compensation or benefits under this Agreement, in which event Executive shall be released from his obligations under this Section 8.

                  9. Director and Officer Indemnification and Insurance. At all times during the term hereof, the Company shall indemnify the Executive to the fullest extent permitted by applicable law and shall maintain reasonable and customary directors and officers liability insurance coverage with a reputable and creditworthy carrier in an amount equal to at least $10 million per occurrence.

                  10. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:        Thomas F. "Fred" Moore
                                     5820 Bay Club Drive
                                     Arlington, Texas 76013


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         If to the Company:               FWT, Inc.
                                          P.O. Box 8597
                                          Ft. Worth, Texas 76124

                                          Attn: Roy J. Moore and Edward W. Scott

         With a copy to:                  Baker Communications Fund, L.P.
                                          575 Madison Avenue, 10th Floor
                                          New York, NY 10022

                                          Attn: Edward W. Scott


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Prohibition on Assignment. Neither the Company nor Executive shall assign, transfer or convey its rights or delegate its duties under this Agreement. Any attempted assignment or delegation shall be void.

         12. Modification and Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company's duly authorized executive officer.

         13. No Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

         15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of any subject matter contained herein and supersedes all prior severance or other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, Executive or representative of any party hereto; and any

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prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                 FWT, INC.



                                 By:
                                     -------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 EXECUTIVE:



                                 -----------------------------------------------
                                 Thomas F. "Fred" Moore


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